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                                                                    Exhibit 10.2


                              SEPARATION AGREEMENT

         It is hereby agreed by and between Jonathan M. Clarkson ("Employee") and Mission Resources Corporation ("Company"), that Employee will separate from employment with Company effective September 30, 2002, (hereinafter "Separation Date"), and that in order to resolve amicably all matters concerning Company employment and release, Employee and Company, in consideration of their mutual promises and other consideration itemized below, hereafter enter into the following agreement:

         1. When used in this Agreement, "Company and/or its Affiliates" shall mean and include Mission Resources, Inc., a Delaware corporation, and all of its predecessors, successors, parents, subsidiaries, divisions or other affiliated companies, partners, partnerships, assigns, present and former officers, directors, employees, shareholders, agents, employee benefit plans and plan fiduciaries, whether in their individual or official capacities.

         2. Nothing stated in this Agreement, or stated or done in connection herewith, shall constitute or indicate in any way any admission of wrongdoing of any kind either by Employee or Company and/or its Affiliates.

            (a) Company agrees that upon execution by Employee and receipt by its representative of this Agreement and the Release appended as Exhibit B, Company will pay Employee, a total of $1,250,000.00 (the "Severance Payment"), less payroll deductions for Federal Income Tax (at the supplemental withholding rate of 26%) and FICA (Medicare portion only). The above sum will be paid in a lump sum on the Effective Date (defined in Section 8 below). The Severance Payment is made pursuant to and in full settlement of all cash payments due to Employee under the terms of the Employment Agreement between Employee and Company dated May 2, 2001 ("Employment Agreement"). The Severance Payment will not be eligible for 401(k)-plan participation.

            (b) In addition, the Employee shall be entitled to the following:

                (i) For the twenty-four (24) month period after the Separation
            Date, Company, at its sole expense, shall continue to provide or arrange to provide Employee (and Employee's dependents) with health insurance benefits no less favorable than the health plan benefits provided by Company (or any successor) during such twenty-four (24) month period to any senior executive officer of Company, and shall continue to provide the additional dental benefits described in a memorandum dated April 29, 2002 (a copy of which has been provided to the Executive) in accordance with the terms set forth therein; provided, further, to the extent the coverage or benefits received are taxable to Executive, the Company shall make Executive "whole" on a net after tax basis, and Employee's rights under any other welfare or benefit plans maintained by the Company and/or its Affiliates will be governed by the terms of such plans; and

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                (ii) An amount, in cash, equal to the sum of (a), any
            unreimbursed expenses incurred by Employee in the performance of his duties hereunder through the Separation Date upon submission of appropriate documentation in accordance with Company policy, plus
            (b), any accrued and unused vacation time as of the Separation Date.

            (c) Set forth on Exhibit A attached hereto is a list of all options or rights to acquire the Company's and/or its Affiliates' capital stock held by the Employee that were issued to the Employee on or before the Separation Date (the "Options"). The Employee will surrender to the Options to the Company on the Separation Date, and hereby relinquishes any and all claims of any type to the Options.

            (d) The Employee agrees to provide consulting services to the Company and/or its Affiliates on the terms and conditions set forth below during the one year period subsequent to the Separation Date (the "Consulting Period"). In consideration for such consulting services, and Employee's execution of the Release, including any claims under the Age Discrimination in Employment Act, the Company will pay to the Employee $125,000 on each of the Effective Date and March 31, 2003 ($250,000 total), and will reimburse the Employee for all out of pocket expenses incurred in providing consulting services during the Consulting Period upon submission of appropriate documentation in accordance with Company policy. During the Consulting Period, the Employee will be available to consult with the Company on an as needed basis with regard to such matters as may be reasonably related to Employee's previous experience and responsibilities with the Company prior to the date of this Agreement as the CEO and Board of Directors shall reasonably request and specify, including, without limitation, consultation regarding the Company's capital and operating budgets, financings, commercial banking and investment banking relationships, financial reporting and accounting, and exploration and development projects. To the extent necessary, such services shall be provided in the Company's Houston, Texas offices, unless otherwise agreed by the Company and Employee. The CEO or the Board of Directors shall give Employee reasonable prior notice of the nature and scope of the services needed. The Employee agrees to be available during normal business hours for a minimum of 20 hours of consulting services per week until March 31, 2003, and thereafter, on an as needed but reduced basis during the remainder of the Consulting Period. Such services shall be performed at times selected by mutual agreement of the Company and the Employee and such services shall be requested only as reasonably needed by the Company. Employee shall not be limited in any manner in accepting other employment and/or performing services for others on account of his obligation hereunder to perform consulting services. Employee shall not be expected to be available to perform such services on a regular daily basis, it being acknowledged that Employee shall have substantial duties and responsibilities with respect to other business endeavors and scheduling of any services to be provided by Employee hereunder shall be subject to such other duties and responsibilities. The Employee will be considered as an independent contractor during the Consulting Period and will not be entitled to any other benefits or compensation of any type during the Consulting Period, except as set forth herein.

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            (e) Employee hereby resigns as of the Separation Date as an officer and director of the Company and its Affiliates.

            (f) Except as otherwise specifically noted, any payments set forth above shall be subject to Company's required tax withholding obligations, if any. Notwithstanding the foregoing, if any excise tax relating to "parachute payments" under Section 280G of the Code applies to any payment made to Employee pursuant to the terms of this Agreement, then Company shall pay Employee an additional payment in an amount such that, after payment of federal income taxes (but not the excise tax) on such additional payment, Employee retains an amount equal to the excise tax originally imposed on the payment

         4. Employee agrees that the provisions of Sections 7 and 8 of the Employment Agreement will expressly survive the termination of the Employment Agreement and will remain in full force and effect in accordance with their terms after the Separation Date, it being agreed that the covenants of Employee not to hire, employ, solicit or engage any employee of the Company or its affiliates under Section 8 of the Employment Agreement shall not apply to any employee who at such time is no longer an employee of the Company or its affiliates. Employee also acknowledges that during the course of Employee's employment Employee has had access to certain trade secrets of Company and that such trade secrets constitute valuable, highly confidential, special and unique property of Company, which Employee agrees not to disclose. These "trade secrets" include but are not limited to maps, computer programs, engineering studies, geological studies, proposed transactions, and files, records and documents relating thereto. Also, the "trade secrets" include lists of customers who utilize Company's services, and related customer information. However, such trade secrets do not include customers with whom Employee had a business relationship before being employed by Company. These "trade secrets" shall not include any information readily discernable from trade or general circulation publications or otherwise existing or available in the public domain.

         5. Company and Employee acknowledge that during the term of the Employment Agreement and for a period of six years thereafter, Company shall cause Employee to be covered by any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of Company or service in other capacities at the request of Company. The coverage provided to Employee pursuant to this paragraph shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director of Company (or any successor). In addition, the Company agrees that the Indemnification Agreement dated September 30, 2002, entered into by and between the Company and the Employee, as well as all other rights to which Employee is entitled with regard to indemnification and advancement of expenses, whether by virtue of the Company's certificate of incorporation, bylaws or otherwise, will remain in full force and effect, in accordance with its terms, after the Separation Date.

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         6. Employees, officers and directors of Company shall refrain from making any derogatory or disparaging remarks to any third party against Employee with respect to Employee's employment by Company, Employee's performance, Employee's character, or any such matters. Further, employees, officers and directors of Company shall refrain from discussions among themselves using any such derogatory or disparaging remarks.

         7. Employee shall refrain from making any derogatory or disparaging remarks regarding Employee's employment by Company, or Company's services, management, or operations to any third party other than members of Employee's immediate family.

         8. Employee acknowledges that he or she has been given a period of at least 21 days within which to consider this Agreement as required by the Age Discrimination in Employment Act, and the Release attached hereto as Exhibit B and to be executed hereunder, and that these documents have been executed by Employee voluntarily, with full knowledge of all relevant information and after ample opportunity to consult with legal counsel. Employee is hereby advised to consult with an attorney prior to entering into this Agreement and the Release to be executed hereunder. Employee and Company further agree that Employee has a period of seven (7) days following Employee's execution of this Agreement and the Release to be executed hereunder in which to revoke these documents by delivering to Company's undersigned representative written notice of Company revocation (such notice to be effective on dispatch), and that this Agreement and the Release executed hereunder shall not become effective or enforceable until such revocation period has expired. If Employee timely elects to revoke the Agreement, all of the provisions of this Agreement shall be void and unenforceable. This Agreement shall become effective and enforceable immediately upon the date of the expiration of the revocation period (the "Effective Date"). At Employee's option and sole discretion, Employee may waive the twenty-one (21) day review period and execute this Agreement before the expiration of twenty-one
(21) days in which case the seven-day revocation period shall commence upon Employee's execution of this Agreement. If Employee elects to waive the twenty-one (21) day review period, Employee acknowledges and admits that he was given a reasonable period of time within which to consider this Agreement and his waiver is made freely and voluntarily, without duress or any coercion by any other person.

         9. Except as required by applicable law, including, without limitation, the Securities Exchange Act of 1934, as amended, Company and Employee agree that they will not disclose to any other person or entity and will keep confidential the fact of the existence of this Agreement, and all other facts or information of every kind concerning this Agreement. Notwithstanding the foregoing, Employee may disclose the existence of this Agreement or information therein to Employee's family, Employee's attorney(s) or to Employee's financial advisors or tax preparer or to the government for tax purposes (each of whom will be advised that this Agreement is to remain confidential), or as otherwise required by law.

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         10. In the event and for so long as the Company is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand brought against (a) the Company or (b) the Employee in his capacity of employee, director or officer of the Company in connection with any fact, situation, circumstance, status, condition, activity practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Company, then Employee will reasonably cooperate with the Company or its counsel in the contest or defense, and provide such testimony and access to his books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Company. The Employee further agrees to not provide assistance of any kind, other than as required by law, to any party to assist in pursuing any currently pending or threatened claim, litigation, arbitration, mediation, administrative hearing or other legal proceedings against the Company.

         11. Any dispute arising out of or relating to this Agreement, or any breach thereof, shall be resolved by binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect, as amended by this Agreement, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement. The arbitrator's decision shall follow the plain meaning of the relevant documents, apply Texas law, and shall be final and binding. The location of such arbitration in Houston, Texas, shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

         Notwithstanding the preceding paragraph, the parties acknowledge that either of them may seek emergency or temporary injunctive relief, but absolutely no other relief, in any court of competent jurisdiction. All other disputes, claims and remedies shall be settled by arbitration in accordance with this
Section 11.

         12. (a) This Agreement, the surviving paragraphs of the Employment Agreement and the Indemnification Agreement constitute the entire agreement between the parties.

             (b) The parties warrant that no representations have been made other than those contained in the written provisions of this Agreement, and that they do not rely on any representations not stated in this Agreement.

             (c) The parties further warrant that they or their undersigned representatives are legally competent and fully authorized to execute and deliver this Agreement.

             (d) The parties confirm they have had the opportunity to have this Agreement explained to them by attorneys of their choice, and that they executed this Agreement freely, knowingly and voluntarily. The Company is relying on its own judgment and on the advice of its attorneys and not upon any recommendation of Employee or his agents, attorneys or other representatives. Likewise, Employee is relying on his own judgment and on the advice of his

                                       -5-

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attorneys, and not upon any recommendation of the Company or its directors, officers, employees, agents, attorneys or other representatives. By voluntarily executing this Agreement, both parties confirm their competence to understand and do hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of this Agreement.

              (e) Employee represents that he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to Employee, any such complaint has been filed on his behalf, he will use his best efforts to cause it to immediately be withdrawn and dismissed with prejudice.

              (f) The Company represents that it has not filed or authorized the filing of any complaints, charges or lawsuits against Employee with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to the Company, any such complaint has been filed on its behalf, it will use his best efforts to cause it to immediately be withdrawn and dismissed with prejudice.

              (g) This Agreement may not be modified or amended except by a writing signed by all parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions contained in it shall be valid unless it is in writing signed by the party against whom the waiver is to be enforced.

              (h) If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of the Agreement.

              (i) The parties have cooperated in the preparation of this Agreement. Hence, the Agreement shall not be interpreted or construed against or in favor of any party by virtue of the identity, interest, or affiliation of its preparer.

              (j) This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, without regard to its law governing conflicts of law. All performance required by the terms of this Agreement shall take place in Harris County, Texas.

              (k) Agreement shall be binding on and inure to the benefit of Employee and Company as well as all of their heirs, executors, administrators, officers, directors, employees, stockholders, successors and assigns, and all subsidiaries, affiliates and representatives of any of the foregoing entities.

              (l) This Agreement and the Release contain the entire agreement of the parties in complete satisfaction of any and all claims Employee or Company may have against each other as of the date of execution of this Agreement, whether or not arising from that certain Employment Agreement between Employee and Company dated May 2, 2001, which agreement

                                      -6-

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is terminated except as expressly set forth herein. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single instrument.

         The parties to this Agreement have executed this instrument on the dates set forth below.

Date: September 30, 2002                /s/ Jonathan M. Clarkson
                                       -----------------------------------------
                                       Jonathan M. Clarkson


Date: September 30, 2002               Mission Resources Corporation



                                       By: /s/ Robert J. Cavnar
                                          -------------------------------------
                                           Robert J. Cavnar, Chairman and Chief
                                             Executive Officer

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                                    EXHIBIT A

                                 OPTION SCHEDULE

                               Grant Date   Amount
                               ----------   ------

                                05/16/01    100,000
                                05/16/01    100,000
                                05/16/01    100,000

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                                    EXHIBIT B

                                     RELEASE

         FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, Jonathan M. Clarkson ("Employee"), for himself and his heirs, executors, administrators, and assigns, agrees to hereby release, acquit and forever discharge Mission Resources Corporation as well as each of its assigns, divisions, subsidiaries, predecessors, successors, parents, divisions or affiliated companies or entities, partners, partnership, present or former officers, directors, employees, shareholders, agents, employee benefit plans and plan fiduciaries, whether in their individual or official capacities (hereinafter collectively "Company"), of and from any and all obligations, claims, counterclaims, third-party claims, debts, demands, covenants, contracts, security agreements, promises, agreements, liabilities, controversies, costs, expenses, attorneys' fees, actions, amended causes of action, or causes of action whatsoever, whether known or unknown, suspected or unsuspected, he ever had or now has or claims to have against Company from the beginning of the world to the day and date hereof, including specifically but not exclusively, and without limiting the generality of the foregoing, any and all claims, demands and causes of action, known or unknown, suspected or unsuspected, arising out of any transaction, act or omission concerning the Employment Agreement and Employee's former employment by Company, and all claims of every kind for any wages, salary, compensation, sick time, vacation time, paid leave or other remuneration of any kind; any claim of discrimination and/or retaliation on the basis of race, sex, religion, marital status, sexual preference, national origin, handicap or disability, veteran status, or special disabled veteran status; for any claim arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act of 1938, the Texas Commission on Human Rights Act, Chapter 451 of the Texas Labor Code, or the Texas Payday Law, as such statutes may be amended from time to time; any claim arising out of or related to an express or implied employment contract; any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; and any personal gain with respect to any claim arising under the qui tam provisions of any state or federal law; provided, however, that nothing contained herein shall release Company from the obligations spelled out in a Separation Agreement between Employee and Company of even date.

         Employee hereby acknowledges that he is executing this Release pursuant to the terms of the Separation Agreement identified above, the terms of which, are fully incorporated into this Release, that he has been advised to consult with an attorney in connection with both the Separation Agreement and this Release, that he has had sufficient time (as required under the Age Discrimination in Employment Act and set forth in the Separation Agreement) in which to consider entering into the Separation Agreement and providing this Release, that the Separation Agreement includes consideration in addition to anything of value to which Employee is entitled, that the Separation Agreement and Release are not effective until seven days after Employee has

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

executed the Release during which period Employee may revoke the Separation Agreement and Release.

          Employee and Company further hereby covenant and agree that this Release shall be binding in all respects upon themselves, their heirs, executors, administrators, assigns and transferees and all persons claiming under them, and shall inure to the benefit of the officers, directors, stockholders, assigns, divisions, subsidiaries, agents, employees, and successors in interest of Employee and Company.

         IN WITNESS WHEREOF, I have signed this Release this the 30/th/ day of September 2002.

                                            /s/                     Jon Clarkson
                                         ---------------------------------------
                                                            Jonathan M. Clarkson


         I have signed this Release on behalf of Mission Resources on this 30/th/ day of September 2002.

                                        Mission Resources Corporation

                                        By:   /s/ Robert Cavnar
                                           -------------------------------------
                                           Robert J. Cavnar, Chairman and Chief
                                             Executive Officer

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